Exhibit 99.1

Press Release

Contact: Laura J. Guerrant-Oiye
Principal
Guerrant Associates
Phone: (510) 668 7201
Email: investorrelations@exar.com

Exar Announces Fourth Quarter Fiscal Year 2013 Results

Continued Gross Margin Expansion and Increased Profitability Highlight Quarter

Fremont, California April 30, 2013 – Exar Corporation (Nasdaq: EXAR) a leading supplier of analog mixed-signal products and data management solutions, today announced financial results for the Company’s fourth quarter of fiscal year ended March 31, 2013. Exar reported revenue of $31.2 million, compared to $31.0 million in the prior quarter. Fourth quarter revenue increased 12% from $27.8 million in the same quarter a year ago.

On a non-GAAP basis, gross margin was 53%, up four percentage points from 49% in the prior quarter, and an increase of thirteen percentage points from 40% in the same quarter a year ago. Non-GAAP net income of $4.8 million was up 18% versus $4.0 million in the prior quarter, an improvement of $9.4 million from a loss of $4.6 million in the same quarter a year ago. Non-GAAP earnings per fully diluted share were $0.10, compared to $0.09 in the prior quarter, an improvement of $0.20 compared to a loss of $0.10 in the same quarter a year ago.

On a GAAP basis, gross margin was 49%, compared to 46% in the prior quarter and 32% in the same quarter a year ago. Net income was $1.7 million in the fourth quarter, compared to $1.5 million in the prior quarter and a net loss of $20.8 million in the same quarter a year ago. Earnings per fully diluted share were $0.04 in the fourth quarter of fiscal year 2013, compared to $0.03 in the prior quarter and a net loss per share of $0.46 in the same quarter a year ago.

Exar President and CEO Louis DiNardo commented, “We continue to execute well in a difficult end market environment. We maintained focus on high-value requirements for our differentiated products. The improved product mix and continuing effort to reduce manufacturing cost both contributed to an excellent increase in gross margin and profitability. Fourth quarter non-GAAP operating income represented 14% of revenue and non-GAAP net income was over 15% of revenue.

“As we end our first full year of operation after a major restructuring it is clear that our efforts have yielded significant favorable results as non-GAAP operating income increased $17.9 million from a loss of $6.9 million in fiscal year 2012 to a profit of $11.0 million in fiscal year 2013. We ended the year with 53% non-GAAP gross margin in our fourth quarter versus 40% in the fourth quarter of last year. We generated strong free cash flow of $3.7 million for the quarter, slightly up from last quarter, and an improvement of $8.8 million as compared to a year ago. Most importantly we have hired outstanding engineering talent, increased the pace of new product development and completed an acquisition that provides new products and capabilities to support our existing presence in the big data analytics market,” concluded Mr. DiNardo.

For the first quarter of fiscal year 2014, the Company expects revenue to grow sequentially 2% to 4% and non-GAAP gross margin to be in the range of 51% to 53%.

GAAP FINANCIAL COMPARISON

(In millions, except per share amounts)

(Unaudited)

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	MARCH 31,	DECEMBER 30,	APRIL 1,	MARCH 31,	APRIL 1,
	2013	2012	2012	2013	2012
Net sales	$31.2	$31.0	$27.8	$122.0	$130.6
Gross margin	49.1%	45.8%	32.4%	45.6%	42.8%
Income (loss) from operations	$1.3	$(0.4)	$(21.5)	$(0.6)	$(30.6)
Net income (loss)	$1.7	$1.5	$(20.8)	$2.9	$(28.1)
Net income (loss) per share
Basic	$0.04	$0.03	$(0.46)	$0.06	$(0.63)
Diluted	$0.04	$0.03	$(0.46)	$0.06	$(0.63)

NON-GAAP FINANCIAL COMPARISON

(In millions, except per share amounts)

(Unaudited)

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	MARCH 31, 2013	DECEMBER 30, 2012	APRIL 1, 2012	MARCH 31, 2013	APRIL 1, 2012
Net sales	$31.2	$31.0	$27.8	$122.0	$130.6
Gross margin	52.7%	49.0%	40.0%	48.9%	46.8%
Income (loss) from operations	$4.3	$3.6	$(5.4)	$11.0	$(6.9)
Net income (loss)	$4.8	$4.0	$(4.6)	$13.1	$(4.5)
Net income (loss) per share
Basic	$0.10	$0.09	$(0.10)	$0.29	$(0.10)
Diluted	$0.10	$0.09	$(0.10)	$0.28	$(0.10)

Fiscal Year 2013 Fourth Quarter Results Conference Call

The Company invites investors, financial analysts, and the general public to listen to its conference call discussing the Company’s financial results for the fourth quarter of fiscal year 2013, tomorrow, Wednesday, May 1, 2013 at 8:30 a.m. PDT.  To access the conference call, please dial 800-230-1074 after 8:20 a.m. PDT. In addition, a live webcast will be available on the Company’s Investor webpage.

About Exar

Exar Corporation designs, develops and markets high performance, analog mixed-signal integrated circuits and advanced sub-system solutions for the Networking & Storage, Industrial & Embedded Systems, and Communications Infrastructure markets.  Exar's product portfolio includes power management and connectivity components, communications products, and network security and storage optimization solutions.  Exar has locations worldwide providing real-time customer support. For more information about Exar, visit http://www.exar.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained in this press release and in related comments by our management, our use of the words “expect,” “anticipate,” “possible,” “potential,” “target,” “believe,” “commit,” “intend,” “continue,” “may,” “would,” “could,” “should,” “project,” “projected,” “positioned” or similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events.  This may include statements about future financial and operating results, economic growth rates, industry and market conditions, potential synergies and cost savings, the ability to drive growth and expand customer and partner relationships, changes in gross margins, revenues and operating expenses, manufacturing yields or operations, product development initiatives, design win conversion and other such statements. These statements are not guarantees of any event or future performance, involve risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. In any forward-looking statement in which the Company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis at the time expressed, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished.  Information concerning risk factors is detailed in the Company's SEC reports, including the Annual Report on Form 10-K for the year ended April 1, 2012 and the Quarterly Report on Form 10-Q for the quarters ended July 1, 2012, September 30, 2012 and December 30, 2012.

Generally Accepted Accounting Principles

The Company reports its financial results in accordance with GAAP. Additionally, the Company supplements reported GAAP financial results with non-GAAP measures which are included in related press releases and reports furnished to the SEC, copies of which are available at the Company’s website: http://www.exar.com or the SEC’s website at: http://www.sec.gov. In this press release and in related comments by management, we are disclosing non-GAAP gross profit, non-GAAP operating expenses, non-GAAP operating income or loss, non-GAAP net income or loss, and non-GAAP basic and diluted net income or loss per share, which are adjusted to exclude from our GAAP results all stock-based compensation expense, amortization of acquired intangible assets, restructuring charges and exit costs, separation costs, merger and acquisition costs, provision for dispute resolution, certain income tax credits, and related income tax effects on certain excluded items. We are also disclosing the non-GAAP measure of free cash flow, which is derived from our net cash provided (used) by operations, less purchases of fixed assets and IP, plus proceeds from the sale of IP. These non-GAAP measures are presented in part to enhance the understanding of the Company’s historical financial performance and comparability between reporting periods. The Company believes the non-GAAP presentation, when shown in conjunction with the corresponding GAAP measures, provide relevant and useful information to analysts, investors, management and other interested parties. For its internal purposes, the Company uses the foregoing non-GAAP measures to evaluate performance across reporting periods, determine certain employee benefits as well as plan for and forecast the Company’s future periods. These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. These measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. A reconciliation of the non-GAAP numbers to the most comparable GAAP numbers is provided in the tables included with this press release.

EXAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	MARCH 31, 2013	DECEMBER 30, 2012	APRIL 1, 2012 (1)	MARCH 31, 2013	APRIL 1, 2012 (1)

Net sales	$22,646	$22,235	$18,256	$85,856	$89,988
Net sales, related party	8,508	8,764	9,533	36,170	40,578
Total net sales	31,154	30,999	27,789	122,026	130,566

Cost of sales (2) :
Cost of sales	11,097	11,922	11,711	45,943	49,839
Cost of sales, related party	3,819	4,005	5,021	16,716	19,888
Amortization of purchased intangible assets	801	801	888	3,379	3,603
Restructuring charges and exit costs	141	79	1,160	301	1,312
Total cost of sales	15,858	16,807	18,780	66,339	74,642
Gross profit	15,296	14,192	9,009	55,687	55,924
Operating expenses:
Research and development (3)	5,781	5,376	8,017	22,379	35,006
Selling, general and administrative (4)	8,572	8,645	9,774	32,638	38,023
Restructuring charges and exit costs, net	(366)	524	12,740	1,253	12,913
Separation costs	-	-	-	-	575
Total operating expenses	13,987	14,545	30,531	56,270	86,517
Income (loss) from operations	1,309	(353)	(21,522)	(583)	(30,593)

Other income and expense, net:
Interest income and other, net	535	586	784	2,441	2,803
Interest expense	(37)	(56)	(34)	(165)	(215)
Total other income and expense, net	498	530	750	2,276	2,588

Income (loss) before income taxes	1,807	177	(20,772)	1,693	(28,005)
Provision for (benefit from) income taxes	135	(1,346)	48	(1,189)	51
Net income (loss)	$1,672	$1,523	$(20,820)	$2,882	$(28,056)
Net income (loss) per share:
Basic	$0.04	$0.03	$(0.46)	$0.06	$(0.63)
Diluted	$0.04	$0.03	$(0.46)	$0.06	$(0.63)

Shares used in the computation of net income (loss) per share:
Basic	46,219	45,925	45,012	45,809	44,796
Diluted	47,379	46,438	45,012	46,476	44,796

(1) Due to the correction of an immaterial error in the fourth quarter of fiscal 2012, net loss for three and twelve months ended April 1, 2012 decreased by $741 thousand, repsectively.
(2) Equity Compensation included in Cost of sales	180	106	69	400	301
(3) Equity Compensation included in R&D	352	328	(127)	790	1,239
(4) Equity Compensation included in SG&A	1,246	968	414	3,511	2,210

EXAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

(Unaudited)

	MARCH 31, 2013	APRIL 1, 2012 (1)
ASSETS

Current assets:
Cash and cash equivalents	$14,718	$8,714
Short-term marketable securities	190,587	187,668
Accounts receivable (net of allowances of $944 and $781, respectively)	12,614	8,454
Accounts receivable, related party (net of allowances of $346 and $815, respectively)	3,374	2,918
Inventories	19,430	18,374
Other current assets	3,177	3,124
Total current assets	243,900	229,252

Property, plant and equipment, net	24,100	27,793
Goodwill	10,616	3,184
Intangible assets, net	13,338	9,755
Other non-current assets	1,474	1,668
Total assets	$293,428	$271,652

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$9,455	$7,823
Accrued compensation and related benefits	3,624	3,918
Deferred income and allowances on sales to distributors	2,399	3,410
Deferred income and allowances on sales to distributors, related party	9,475	9,608
Other current liabilities	15,215	13,615
Total current liabilities	40,168	38,374

Long-term lease financing obligations	1,342	3,771
Other non-current obligations	11,204	6,215

Total liabilities	52,714	48,360

Stockholders' equity	240,714	223,292
Total liabilities and stockholders' equity	$293,428	$271,652

(1) Due to the correction of an immaterial error in the fourth quarter of fiscal 2012, the balances at April 1, 2012 of accumulated deficit decreased by $741 thousand and additional paid-in capital decreased by $741 thousand. Total Stockholders’ equity remained the same.

EXAR CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands, except per share amounts)

(Unaudited)

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	MARCH 31, 2013	DECEMBER 30, 2012	APRIL 1, 2012 (1)	MARCH 31, 2013	APRIL 1, 2012 (1)

Net Sales	$31,154	$30,999	$27,789	$122,026	$130,566

GAAP gross profit	$15,296	$14,192	$9,009	$55,687	$55,924
GAAP gross margin	49.1%	45.8%	32.4%	45.6%	42.8%
Stock-based compensation	180	106	69	400	301
Amortization of acquired intangible assets	801	801	888	3,335	3,603
Restructuring charges and exit costs	141	79	1,160	301	1,312
Non-GAAP gross profit	$16,418	$15,178	$11,126	$59,723	$61,140
Non-GAAP gross margin	52.7%	49.0%	40.0%	48.9%	46.8%

GAAP operating expenses	$13,987	$14,545	$30,531	$56,270	$86,517
Stock-based compensation - R&D	352	328	(127)	790	1,239
Stock-based compensation - SG&A	1,246	968	414	3,511	2,210
Amortization of acquired intangible assets	107	107	174	441	696
Restructuring charges and exit costs, net	(366)	524	12,740	1,253	12,913
Separation Costs	-	-	-	-	575
Merger and acquisition costs	110	-	-	110	-
Provision for dispute resolution	436	1,000	820	1,436	820
Non-GAAP operating expenses	$12,102	$11,618	$16,510	$48,729	$68,064

GAAP operating income (loss)	$1,309	$(353)	$(21,522)	$(583)	$(30,593)
Stock-based compensation	1,778	1,402	356	4,701	3,750
Amortization of acquired intangible assets	908	908	1,062	3,776	4,299
Restructuring charges and exit costs, net	(225)	603	13,900	1,554	14,225
Separation Costs	-	-	-	-	575
Merger and acquisition costs	110	-	-	110	-
Provision for dispute resolution	436	1,000	820	1,436	820
Non-GAAP operating income (loss)	$4,316	$3,560	$(5,384)	$10,994	$(6,924)

GAAP net income (loss)	$1,672	$1,523	$(20,820)	$2,882	$(28,056)
Stock-based compensation	1,778	1,402	356	4,701	3,750
Amortization of acquired intangible assets	908	908	1,062	3,776	4,299
Restructuring charges and exit costs, net	(225)	603	13,900	1,554	14,225
Separation Costs	-	-	-	-	575
Merger and acquisition costs	110	-	-	110	-
Provision for dispute resolution	436	1,000	820	1,436	820
Income tax effects	91	(1,389)	44	(1,343)	(71)
Non-GAAP net income (loss)	$4,770	$4,047	$(4,638)	$13,116	$(4,458)

GAAP net income (loss) per share
Basic	$0.04	$0.03	$(0.46)	$0.06	$(0.63)
Diluted	$0.04	$0.03	$(0.46)	$0.06	$(0.63)

Non-GAAP net income (loss) per share
Basic	$0.10	$0.09	$(0.10)	$0.29	$(0.10)
Diluted	$0.10	$0.09	$(0.10)	$0.28	$(0.10)

Net cash provided (used) by operations	$3,712	$3,611	$(5,239)	$7,366	$(2,332)
Less purchases of fixed assets and IP	(132)	(147)	119	(1,385)	(2,539)
Add proceeds from sale of IP	125	125	-	375	170
Free cash flow	$3,705	$3,589	$(5,120)	$6,356	$(4,701)

(1) Due to the correction of an immaterial error in the fourth quarter of fiscal 2012, net loss for three and twelve months ended April 1, 2012 decreased by $741 thousand, respectively.

EXAR CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL NET SALES INFORMATION

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	MARCH 31,	DECEMBER 30,	APRIL 1,	MARCH 31,	APRIL 1,
By End Market	2013	2012	2012	2013	2012
Industrial & Embedded Systems	49%	52%	59%	52%	51%
Networking & Storage	30%	30%	14%	27%	21%
Communications Infrastructure	20%	17%	24%	20%	27%
Other	1%	1%	3%	1%	1%

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	MARCH 31,	DECEMBER 30,	APRIL 1,	MARCH 31,	APRIL 1,
By Geography	2013	2012	2012	2013	2012
Asia	57%	59%	61%	60%	59%
Americas	30%	29%	22%	27%	26%
EMEA	13%	12%	17%	13%	15%

EXAR CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE

GUIDANCE FOR THE QUARTER ENDING JUNE 30, 2013
ADJUSTMENTS
AMORTIZATION
OF ACQUIRED
		STOCK-BASED	INTANGIBLE
	NON-GAAP	COMPENSATION	ASSETS	GAAP
Net Sales Increase	2% - 4%			2% - 4%
Gross Margin	51% - 53%	~0.1 million	~1.3 million	47% - 49%